As filed with the Securities and Exchange Commission on September 13, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________
FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933
__________________
BRADY CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	39-0178960
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6555 West Good Hope Road, Milwaukee, Wisconsin 53223, (414) 358-6600
(Address, including zip code, and telephone number, including area code, of registrants principal executive offices)
(414) 358-6600
(Registrant’s telephone number, including area code)

AARON J. PEARCE
Chief Financial Officer and Treasurer
Brady Corporation
6555 West Good Hope Road
P.O. Box 571
Milwaukee, Wisconsin 53201-0571
(414) 358-6600
(Name, address, including ZIP Code, and telephone number,
including area code, of agent for service)
________________
Copy to:
RYAN P. MORRISON, ESQ.
Quarles & Brady LLP
411 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
(414) 277-5000
________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined in light of market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐	Emerging growth company	☐
Non-accelerated filer	☐	Smaller reporting company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 9(a)(2)(B) of the Securities Act.
☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Debt securities	(1) (2)	(1)	(1)
Class A Nonvoting Common Stock, par value $.01 per share	(1) (2)	(1)	(1)
Total		(1)	(1)	(3)

(1)
There are being registered hereunder such indeterminate number of debt securities and Class A Nonvoting Common Stock (the "Common Stock")of Brady Corporation, as may from time to time be issued at indeterminate prices. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)
Also includes such indeterminate number of debt securities and Common Stock as may be issued upon conversion or exchange of any debt securities that provide for conversion or exchange into other securities for such securities. No separate consideration will be received for the debt securities or Common Stock issuable upon conversion of or in exchanges for debt securities.

(3)
In accordance with Rules 456(b) and 457(c), the Registrant is deferring payment of the registration fee. Pursuant to Rule 457(p) under the Securities Act of 1933, $30,131 of the registration fee for the securities issued under this registration statement will be offset by the registration fees paid in connection with the unsold securities registered by Brady Corporation under Registration Statement No. 333-128023 filed on September 1, 2005 and declared effective on November 10, 2005, as last carried forward to Registration Statement No. 333-200653, filed and effective on December 1, 2014.

PROSPECTUS
Brady Corporation
DEBT SECURITIES
CLASS A NONVOTING COMMON STOCK
_________________________________________

When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities, including the offering price of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest.
We may offer from time to time:

•	unsecured debt securities consisting of debentures, notes and/or other evidences of unsecured indebtedness in one or more series;

•	Class A Nonvoting Common Stock, $0.01 par value per share; and

•	any combination of the foregoing at prices and on terms to be determined at or prior to the time of sale in light of market conditions at the time of sale.

Our Class A Nonvoting common stock is quoted on the New York Stock Exchange, under the symbol “BRC.”
Investment in our securities involves risks. See “Risk Factors” in our most recent Annual Report on Form 10-K and in any applicable prospectus supplement and/or other offering material for a discussion of certain factors which should be considered in an investment of the securities which may be offered hereby.
_________________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.
_________________________________________

The date of this prospectus is September 13, 2017.

* * *

No person has been authorized to give any information or to make any representation not contained in, or incorporated by reference into, this prospectus or the accompanying prospectus supplement. You must not rely on any unauthorized information or representation. We do not imply or represent by delivering this prospectus that Brady Corporation, or its business, is unchanged after the date of the prospectus or that the information in this prospectus is correct as of any time after its date.
The information in this prospectus or any prospectus supplement may not contain all of the information that may be important to you. You should read the entire prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus or any accompanying prospectus supplement, before making an investment decision.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Using this process, we may, from time to time, offer any combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that particular offering. The prospectus supplement may also add, update or change information contained in this prospectus. To obtain additional information that may be important to you, you should also read the exhibits to the registration statement. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

When used in this prospectus and any prospectus supplement, the terms “Brady,” “we,” “our,” “us” and the “Company” refer to Brady Corporation and its subsidiaries.

FORWARD-LOOKING STATEMENTS AND CAUTIONARY FACTORS
All statements other than statements of historical facts included or incorporated by reference into this prospectus, including statements regarding our future financial position, business strategy, budgets, projected costs, and plans and objectives for future operations are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this prospectus. Forward-looking statements generally can be identified by the use of forward-looking words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” or “continue” or words of similar meaning.

Some of the factors that could cause such a variance are disclosed in the section “Risk Factors” in our most recent Annual Report on Form 10-K, any applicable prospectus supplement and elsewhere in this prospectus and documents incorporated by reference into this prospectus, and include the following, among others:

•	Brady's ability to compete effectively or to successfully execute our strategy

•	Brady's ability to develop technologically advanced products that meet customer demands

•	Difficulties in protecting our websites, networks, and systems against security breaches

•	Decreased demand for the Company's products

•	Brady's ability to retain large customers

•	Extensive regulations by U.S. and non-U.S. governmental and self regulatory entities

•	Brady's ability to execute facility consolidations and maintain acceptable operational service metrics

•	Litigation, including product liability claims

•	Risks associated with the loss of key employees

•	Divestitures, contingent liabilities from divestitures

•	Brady's ability to properly identify, integrate, and grow acquired companies

•	Foreign currency fluctuations

•	Changes in tax legislation and tax rates

•	Potential write-offs of Brady's substantial intangible assets

•	Differing interests of voting and non-voting shareholders

•	Brady's ability to meet certain financial covenants required by our debt agreements.

We urge you to consider these factors and to review carefully the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, any applicable prospectus supplement or other offering material and/or any other document that we file with the SEC before investing in our securities. The forward-looking statements included in this document or in the documents incorporated by reference into this document are made only as of the date of this document or the date of the incorporated document, and we undertake no obligation to publicly update these statements to reflect subsequent events or circumstances except as required by law.

THE COMPANY
Brady Corporation was incorporated under the laws of the state of Wisconsin in 1914. The Company’s corporate headquarters are located at 6555 West Good Hope Road, Milwaukee, Wisconsin 53223, and the telephone number is (414) 358-6600.

Brady Corporation is a global manufacturer and supplier of identification solutions and workplace safety products that identify and protect premises, products and people. The ability to provide customers with a broad range of proprietary, customized and diverse products for use in various applications, along with a commitment to quality and service, a global footprint, and multiple sales channels, have made Brady a leader in many of its markets.

The Identification Solutions ("IDS") segment includes high-performance and innovative identification and healthcare products that are manufactured under multiple brands, including the Brady brand, and are primarily sold through distribution to a broad range of maintenance, repair, and operations ("MRO") and original equipment manufacturing ("OEM") customers and through other channels, including direct sales, catalog marketing, and digital.

The Workplace Safety ("WPS") segment includes workplace safety and compliance products, which are sold under multiple brand names through catalog and digital channels to a broad range of MRO customers. Approximately half of the WPS business is derived from internally manufactured product and half is from externally sourced products.

WHERE YOU CAN FIND MORE INFORMATION
Brady Corporation files annual, quarterly and current reports and other information with the Securities and Exchange Commission. We have also filed a registration statement on Form S-3, including exhibits and schedules, under the Securities Act of 1933 with respect to the securities that we may issue from time to time. This prospectus is a part of that registration statement, but does not contain all of the information included in the registration statement or the exhibits and schedules. You may read and copy the registration statement and any reports, statements or other information filed by us with the SEC at the SEC's public reference room at:
100 F Street, N.E.
Washington, D.C. 20549

You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at http://www.sec.gov that contains reports and other information regarding issuers like us that file electronically with the SEC. You may also obtain copies of these materials through our website, www.bradycorp.com. Information on our website does not constitute part of this prospectus.
The SEC allows us to "incorporate by reference" into this prospectus information that we file with the SEC. This means that:

•	we can disclose important information to you by referring to other documents that contain that information;

•	the information incorporated by reference is considered to be part of this prospectus; and

•
any information that we file with the SEC in the future is automatically incorporated into this prospectus and updates and supersedes previously filed information, including information contained in this prospectus.

We incorporate by reference into this prospectus the following documents, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus until we sell all of the securities that we have registered under the registration statement of which this is a part:
•Our Annual Report on Form 10-K for the year ended July 31, 2017;

•	Our Current Report on Form 8-K filed September 7, 2017 (excluding Items 2.02 and 7.01, as well as the related exhibits in Item 9.01); and

•
That portion of our Registration Statement on Form 8-A filed April 27, 1999 that describes our Class A Nonvoting Common Stock in Item 1 thereof, which incorporates the description of our capital stock contained in our Registration Statement on Form S-3 (Registration Statement No. 333-04155), filed May 21, 1996, and any further amendment or report updating that description.

You may request a copy of any of these filings, at no cost, by writing to Investor Relations, Brady Corporation, P.O. Box 571, Milwaukee, WI 53201-0571, or e-mail at investor@bradycorp.com, or by calling Investor Relations at (414) 438-6887.
If we have incorporated by reference any statement or information into this prospectus and we subsequently modify that statement or information, the statement or information incorporated into this prospectus is also modified or superseded in the same manner. This prospectus incorporates by reference any subsequently filed document.
USE OF PROCEEDS
Except as otherwise described in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for one or more of the following purposes:
•refinance, in part, existing indebtedness;
•finance capital expenditures and capacity expansion;
•general corporate purposes and working capital; and/or
•finance, in part, the cost of acquisitions.

Funds that are not required immediately for these purposes may be invested temporarily in short-term marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our ratio of earnings to fixed charges for each of the five years ended July 31, 2017, 2016, 2015, 2014 and 2013.

	Years Ended July 31,
	2017	2016	2015	2014	2013
Ratio of Earnings to Fixed Charges	20.2x	13.5x	3.1x	(1)	(2)

(1)
Due to our loss for the year ended July 31, 2014, we did not have earnings adequate to cover fixed charges, and the ratio of earnings to fixed charges therefore has not been presented for that period. The coverage deficiency necessary for the ratio of earnings to fixed charges to equal 1.0x was $53.1 million for the year ended July 31, 2014. The non-cash deficiency was primarily a result of a non-cash intangible asset impairment charge of $148.6 million recognized during the fourth quarter of fiscal 2014.

(2)
Due to our loss for the year ended July 31, 2013, we did not have earnings adequate to cover fixed charges, and the ratio of earnings to fixed charges therefore has not been presented for that period. The coverage deficiency necessary for the ratio of earnings to fixed charges to equal 1.0x was $95.7 million for the year ended July 31, 2013. The non-cash deficiency was primarily a result of a non-cash intangible asset impairment charge of $204.4 million recognized during the fourth quarter of fiscal 2013.

For purposes of calculating the ratio of earnings to fixed charges, earnings consist of earnings from continuing operations before income taxes, adjusted for the portion of fixed charges deducted from earnings, less capitalized interest. Fixed charges consist of interest on all indebtedness, including capitalized interest, amortization of debt issuance costs and the estimated interest component of rent expense.
DESCRIPTION OF DEBT SECURITIES
We may issue debt securities in one or more series under an Indenture (the “Indenture”) between us and a qualified trustee named in the Indenture, as trustee; a form of indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The Indenture will be subject to, and governed by, the Trust Indenture Act of 1939.
The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by express reference to the Indenture and the Securities Resolution which establishes a series of debt securities (“Securities Resolution”) or the supplemental indenture authorizing a series. Copies of these documents will be filed with the SEC. Capitalized terms used in this section without definition have the meanings to be given such terms in the Indenture.
The particular terms of the debt securities offered by a prospectus supplement will be described in that supplement, along with any applicable modifications of or additions to the general terms of the debt securities as described herein and in the Indenture. Accordingly, for a description of the terms of any series of debt securities, reference must be made to both the description of the debt securities in this prospectus and the prospectus supplement.
General
The Indenture does not limit the amount of debt securities that can be issued or our ability or that of our subsidiaries to incur, assume or guarantee debt. Also, the Indenture does not restrict our ability or that of our subsidiaries to create or permit liens. It provides that the debt securities may be issued from time to time in one or more series pursuant to the terms of one or more Securities Resolutions or supplemental indentures creating the series.
As of the date of this prospectus, there were no debt securities outstanding under the Indenture. The ranking of a series of debt securities with respect to all our indebtedness will be established by a Securities Resolution or supplemental indenture creating the series.

Terms
If we offer debt securities pursuant to this prospectus, the accompanying prospectus supplement will describe the following terms, if applicable, of those debt securities:

•	the designation, denominations, aggregate principal amount, currency or composite currency in which principal or interest may be paid;

•	the price at which those debt securities will be issued and, if an index formula or other method is used, the method for determining amounts of principal or interest;

•	the maturity date and other dates, if any, on which principal will be payable;

•	the interest rate or rates, if any, or method of calculating the interest rate or rates;

•	the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest;

•	the manner of paying principal and interest;

•	the place or places where principal and interest will be payable;

•	provisions relating to subsidiary guarantees, if any;

•	the terms of any mandatory or optional redemption by us including any sinking fund;

•	whether the debt securities may be converted into or exchanged for common stock or any other securities, and the terms of any conversion or exchange right;

•	the terms of any redemption at the option of holders;

•	any tax indemnity provisions;

•	if the debt securities provide that payments of principal or interest may be made in a currency other than that in which debt securities are denominated, the manner for determining those payments;

•	the portion of principal payable upon acceleration of a discounted debt security (as defined below);

•	whether and upon what terms debt securities may be defeased;

•	whether any events of default or covenants in addition to or in lieu of those set forth in the Indenture apply;

•	provisions for electronic issuance of debt securities or for debt securities in uncertificated form;

•	the ranking of the debt securities; and

•	any other terms not inconsistent with the provisions of the Indenture, including any covenants or other terms that may be required or advisable.

We may issue debt securities as registered debt securities, bearer debt securities or uncertificated debt securities, and in any denominations specified in the terms of the series.
In connection with its original issuance, no bearer debt security will be offered, sold or delivered to any location in the United States, and a bearer debt security in definitive form may be delivered in connection with its original issuance only upon presentation of a certificate in a form prescribed by us to comply with United States laws and regulations.
Registration of transfer of registered debt securities may be requested upon surrender thereof at any office or agency we maintain for that purpose and upon fulfillment of all other requirements of the agent.
Conversion and Exchange
The terms, if any, on which debt securities of any series will be convertible into or exchangeable for our common stock or other equity or debt securities, property, cash or obligations, or a combination of any of the foregoing, will be summarized in a prospectus supplement relating to that series. The terms may include provisions for conversion or exchange, either on a mandatory basis, at the option of the holder or at our option.
Covenants
Any covenants that may apply to a particular series of debt securities will be described in the prospectus supplement relating to that series.

Ranking of Debt Securities
Unless we otherwise state in a prospectus supplement, the debt securities will be unsecured and will rank equally and ratably with our other unsecured and unsubordinated debt. The Indenture does not limit the ability of any of our subsidiaries (including any guarantor) to issue, assume or guarantee debt, and the debt securities will be effectively subordinated to all existing and future indebtedness and other liabilities and commitments of our non-guarantor subsidiaries and to any existing and future secured indebtedness of any guarantor subsidiaries.
Successor Obligor
The Indenture provides that, unless otherwise specified in the securities resolution which establishes a series of debt securities, we shall not consolidate with or merge into, or transfer all or substantially all of our assets to, any person in any transaction in which we are not the survivor, unless:

•
the person is organized under the laws of the United States or a state thereof or is organized under the laws of a foreign jurisdiction and consents to the jurisdiction of the courts of the United States or a state thereof;

•	the person assumes by supplemental indenture all of our obligations under the Indenture, the debt securities and any coupons;

•	all required approvals of any regulatory body having jurisdiction over the transaction shall have been obtained; and

•	immediately after the transaction no default, as defined below, exists.

The successor shall be substituted for us, and thereafter all of our obligations under the Indenture, the debt securities and any coupons shall terminate.
Default and Remedies
Unless the Securities Resolution establishing the series otherwise provides (in which event the prospectus supplement will so state), an “event of default” with respect to a series of debt securities will occur if:

•
we default in any payment of interest on any debt securities of that series when the same becomes due and payable and the default continues for the period of time set forth in the prospectus supplement;

•	we default in the payment of the principal and premium, if any, of any debt securities of the series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise;

•
we default in the performance of any of our other agreements applicable to the series and the default continues for the period of time set forth in the prospectus supplement after the notice specified below;

•	pursuant to or within the meaning of any Bankruptcy Law, as defined below, we:

•	commence a voluntary case;

•	consent to the entry of an order for relief against us in an involuntary case;

•	consent to the appointment of a custodian for us or for all or substantially all of our property; or

•	make a general assignment for the benefit of our creditors;

•	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
•is for relief against us in an involuntary case;
•appoints a custodian for us or for all or substantially all of our property; or
•orders our liquidation,
(and in each case the order or decree remains unstayed and in effect for the period of time set forth in the prospectus supplement); or

•	there occurs any other event of default provided for in such series.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

The term “default” means any event which is, or after notice or passage of time would be, an event of default. A default is not an event of default until the trustee or the holders of at least 25% in principal amount of the series notify us of the default and we do not cure the default within the time specified after receipt of the notice. If an event of default occurs and is continuing on a series, the trustee by notice to us, or the holders of at least 25% in principal amount of the series, may declare the principal of and accrued interest on all the debt securities of the series to be due and payable immediately. The holders of a majority in principal amount of the series, by notice to the trustee, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default on the series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. If an event of default occurs and is continuing on a series, the trustee may pursue any available remedy to collect principal or interest then due on the series, to enforce the performance of any provision applicable to the series, or otherwise to protect the rights of the trustee and holders of the series.
The trustee may require indemnity satisfactory to it before it enforces the Indenture or the debt securities of the series. Subject to certain limitations, holders of a majority in principal amount of the debt securities of the series may direct the trustee in its exercise of any trust or power with respect to such series. Except in the case of default in payment on a series, the trustee may withhold from holders of that series notice of any continuing default if it determines that withholding the notice is in the interest of holders of the series. We are required to furnish the trustee annually a brief certificate as to our compliance with all conditions and covenants under the Indenture.
The Indenture does not have a cross‑default provision. Thus, a default by us on any other debt, including any other series of debt securities, would not constitute an event of default. A Securities Resolution which establishes a series of debt securities may provide for a cross‑default provision, in which case the prospectus supplement will describe the terms of that provision.
Amendments and Waivers
The Indenture and the debt securities may be amended, and any default may be waived as follows: Unless a Securities Resolution otherwise provides (in which event the prospectus supplement will state that), we and the trustee may amend the debt securities, the Indenture and any coupons with the written consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. Unless the Securities Resolution otherwise provides (in which event the prospectus supplement will state that), a default on a particular series may be waived with the consent of the holders of a majority in principal amount of the debt securities of the series. However, without the consent of each debt security holder affected, no amendment or waiver may:

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any debt securities;

•
reduce the principal of or change or have the effect of changing the fixed maturity of any debt securities, or change the date on which any debt securities may be subject to redemption or reduce the redemption price therefor;

•	make any debt securities payable in money other than that stated in the debt securities;

•
make any change in provisions of the Indenture protecting the right of each holder to receive payment of principal of and interest on the debt securities on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of debt securities to waive defaults or events of default; or

•	make any change that materially adversely affects the right to convert or exchange any debt security.

Without the consent of any debt security holder, we and the trustee may amend the Indenture, the debt securities or any coupons to:

•	cure any ambiguity, defect, or inconsistency;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	comply with the Indenture’s provisions relating to corporate successors or rules relating to the conduct of meetings;

•
make any change that would provide any additional rights or interests under the holders of debt securities or that does not materially adversely affect the rights or interests under the Indenture of any such holder;

•	create a series and establish its terms;

•	comply with requirements of the SEC in order to effect or maintain qualification of the Indenture under the Trust Indenture Act;

•	provide that specific provisions of the Indenture shall not apply to a series not previously issued; or

•	provide for a separate trustee for one or more series.

Legal Defeasance and Covenant Defeasance
Debt securities of a series may be defeased in accordance with their terms and, unless the Securities Resolution establishing the terms of the series otherwise provides, as set forth in the Indenture and described briefly below. We, at any time, may terminate as to a series all of our obligations (except certain obligations, including obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a Security, to replace destroyed, lost or stolen debt securities and coupons, and to maintain paying agencies in respect of the debt securities) with respect to the debt securities of the series and any related coupons and the Indenture (“legal defeasance”). We, at any time, may terminate as to a series our obligations, if any, with respect to the debt securities and coupons of the series under any restrictive covenants which may be applicable to a particular series (“covenant defeasance”).
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, a series may not be accelerated because of an event of default. If we exercise our covenant defeasance option, a series may not be accelerated by reference to any restrictive covenants which may be applicable to the particular series.
To exercise either defeasance option as to a series, we must:

•	irrevocably deposit in trust (the “defeasance trust”) with the trustee or another trustee money or U.S. government obligations;

•
deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. government obligations, without reinvestment, plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal and interest when due on all debt securities of the series to maturity or redemption, as the case may be; and

•
comply with other specified conditions; in particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.

The term “government obligations” means direct obligations of, or obligations guaranteed by, the United States and for payment of which the United States pledges its full faith and credit.
Guarantees
A series of debt securities may be guaranteed by some of our subsidiary corporations, if those guarantees are provided for in the Securities Resolution or the supplemental indenture relating to that series of debt securities. If guarantees are issued in connection with any debt securities, the terms of those guarantees, the names of our subsidiaries which are providing the guarantees, and additional financial information regarding the guarantor subsidiaries will be contained in the applicable prospectus supplement.
Regarding the Trustee
The prospectus supplement relating to any debt securities will identify the trustee and registrar for those debt securities. Unless otherwise indicated in a prospectus supplement, the trustee will also act as transfer agent and paying agent with respect to the debt securities. We may remove the trustee with or without cause if we so notify the trustee three months in advance and if we are not in default during the three‑month period. The trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for us or our affiliates, and may otherwise deal with us or our affiliates, as if it were not trustee.
DESCRIPTION OF CAPITAL STOCK
General

Under Brady’s Restated Articles of Incorporation, the authorized capital stock of Brady consists of 100 million shares of Class A Nonvoting Common Stock, $.01 par value; 10 million shares of Class B Voting Common Stock, $.01 par value; 45,000 shares of Cumulative Preferred Stock, $100 par value; and 5 million shares of Preferred Stock, $.01 par value, issuable in series. The Cumulative Preferred Stock is divided into series as follows: 5,000 shares of 6.0% Cumulative Preferred Stock (entitled to a $6.00 per annum cumulative dividend, payable quarterly), 10,000 shares of Cumulative Preferred Stock, 1972 Series (also entitled to cumulative dividends at $6.00 per annum, payable quarterly) and 30,000 shares of Cumulative Preferred Stock, 1979 Series (entitled to cumulative dividends of $10.00 per annum, payable quarterly). No shares of Cumulative Preferred Stock or Preferred Stock are issued and outstanding at this time. As of September 11, 2017, there were 47,844,015 shares of Class A Nonvoting Common Stock issued and outstanding and 3,538,628 shares of Class B Voting Common Stock issued and outstanding. No Brady shareholder has cumulative voting rights or preemptive or other rights to subscribe for additional Brady shares. All of the outstanding shares are fully paid and non-assessable (subject to the personal liability which may be imposed upon a shareholder of Wisconsin corporations by former Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted, for debts incurred prior to June 14, 2006 (for debts incurred on or after such date, Section 180.0622(2)(b) has been repealed) owing to employees for services performed, but not exceeding six months service in any one case).

Common Stock

The following is a brief description of the classes of Brady’s common stock (collectively, the "Common Stock"). The rights of holders of the Common Stock are subject to the rights of holders of Brady’s Cumulative Preferred Stock and Preferred Stock.

Holders of the Class A Nonvoting Common Stock are not entitled to vote on any corporate matters, except as may be required by law, unless, in each of the three preceding fiscal years, the $0.01665 preferential dividend described below has not been paid in full. Holders of the Class A Nonvoting Common Stock are entitled to one vote per share for the election of directors and for all other purposes for the entire fiscal year immediately following the third consecutive fiscal year in which the preferential dividend is not paid in full. Holders of Class B Voting Common Stock are entitled to one vote per share for the election of directors and for all other purposes.

Before any dividend may be paid on the Class B Voting Common Stock, holders of the Class A Nonvoting Common Stock are entitled to receive an annual, non-cumulative cash dividend of $0.01665 per share (subject to adjustment in the event of stock splits, stock dividends or similar events involving shares of Class A Nonvoting Common Stock). Thereafter, any further dividend in that fiscal year must be paid on all shares of Common Stock on an equal basis.

Subject to the prior rights of any shares of Cumulative Preferred Stock and/or Preferred Stock, upon liquidation, dissolution, or winding up of Brady, holders of the Class A Nonvoting Common Stock are entitled to receive the sum of $0.8333 per share (subject to adjustment in the event of stock splits, stock dividends or similar events involving shares of Class A Nonvoting Common Stock) before any payment or distribution to holders of the Class B Voting Common Stock. Holders of the Class B Voting Common Stock are then entitled to receive a payment or distribution of $0.8333 per share (subject to adjustment for stock splits, stock dividends or similar transactions involving shares of the Class B Voting Common Stock). Thereafter, holders of the Common Stock share on a pro rata basis all payments or distributions upon liquidation, dissolution or winding up of Brady. The preferences in dividends and liquidation rights of the Class A Nonvoting Common Stock over the Class B Voting Common Stock will terminate at any time that the voting rights of Class A Nonvoting Common Stock and Class B Voting Common Stock become equal, other than as required by law or upon nonpayment of dividends as described above.

The Class A Common Stock is traded under the symbol "BRC" on the New York Stock Exchange. The transfer agent for the Class A Nonvoting Common Stock is Wells Fargo Bank, N.A., St. Paul, Minnesota.

Cumulative Preferred Stock

The following is a brief description of Brady’s Cumulative Preferred Stock. Our Restated Articles of Incorporation authorize our Board of Directors to issue from time to time, without shareholder approval, the shares of Cumulative Preferred Stock. No Cumulative Preferred Stock is issued and outstanding at this time.

No dividends may be paid and no distributions may be made on the Common Stock (except dividends payable in Common Stock) and no shares of Common Stock may be purchased or acquired for value by Brady (except shares acquired in exchange for, or through application of the proceeds or sale of, shares of Common Stock), unless (a) all accrued dividends on all classes of the Cumulative Preferred Stock have been paid and (b) the net assets of Brady which would remain after the dividend, distribution or acquisition relating to the Common Stock would be at least twice the amount payable to holders of the Cumulative Preferred Stock in the event of voluntary liquidation, or unless authorized by the affirmative vote or written consent of the holders of at least two-thirds of the outstanding shares of the Cumulative Preferred Stock.

In the event of dissolution, liquidation or winding up of our affairs and after payment of all our debts, the Cumulative Preferred Stock must be redeemed at par value plus accrued but unpaid dividends, if any, before any payment may be made on account of the Common Stock, and, in the case of a voluntary dissolution, a premium of $6.00 per share must also be paid on each share of Cumulative Preferred Stock before any payment may be made on account of the Common Stock. The Cumulative Preferred Stock is subject to redemption at our option on any quarterly dividend paying date at par plus all accrued and unpaid dividends plus a premium of $6.00 per share.

The Cumulative Preferred Stock has no voting power except as otherwise provided by law, unless four quarterly dividends are unpaid in whole or in part. Whenever four quarterly dividend payments, whether consecutive or not, are unpaid in whole or in part, the holders of all series of Cumulative Preferred Stock, voting separately as one class, are entitled to elect and maintain in office such number of the directors as constitutes a maximum minority of the entire board of directors of Brady (i.e., one less than half of the then current number of directors) until all accrued and unpaid dividends have been paid. The affirmative vote of the holders of at least two-thirds of the outstanding shares of Cumulative Preferred Stock, voting as a class, is also required to make certain amendments to the Articles of Incorporation affecting the rights of the Cumulative Preferred Stock and to allow any merger or consolidation of Brady, and any sale, lease, exchange or other disposition of all or substantially all of our assets.

Preferred Stock

Our Restated Articles of Incorporation authorize our Board of Directors to issue from time to time Preferred Stock in series and to fix the powers, preferences, rights, qualifications, limitations or restrictions of any series with respect to the rate of dividend, price and terms of redemption, the amounts payable in the event of voluntary or involuntary liquidation, any sinking fund provisions for redemption or repurchase, the terms and conditions of conversion into any other class or series of our stock and voting rights, if any. No series of Preferred Stock is issued and outstanding at this time.

Our Board of Directors, without shareholder approval, could issue Preferred Stock with voting and conversion rights, which could adversely affect the voting power and liquidation rights of the holders of Common Stock.

Additional Terms and Certain Statutory Provisions

The provisions of our Restated Articles of Incorporation and our By-Laws may delay or make more difficult acquisitions or changes of control of Brady not approved by our Board of Directors. Such provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of us, although such proposals, if made, might be considered desirable by a majority of our shareholders. Such provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of the Board of Directors.

Voting control of Brady is vested in the holders of Class B Voting Common Stock. As a result, the holders of the Class B Voting Common Stock will be able to elect or remove all of our Board of Directors and, except as otherwise required by applicable law or the Restated Articles of Incorporation, will be able to determine the outcome of all matters submitted for shareholder consideration. Such control may have the effect of discouraging certain types of transactions involving an actual or potential change of control of Brady, including transactions in which the holders of Class A Nonvoting Common Stock might otherwise receive a premium for their shares over then-current market prices.

Because Brady’s Class B Voting Common Stock, the only class of Brady’s capital stock generally entitled to vote on the election of directors, is not registered or traded on a national securities exchange or registered under Section 12(g) of the Securities Exchange Act of 1934, and Brady has not elected in its Restated Articles of Incorporation to adopt the various anti-takeover provisions of the Wisconsin Business Corporation Law, such anti-takeover provisions do not currently apply to Brady.
BOOK‑ENTRY
The Depository Trust Company (“DTC”), New York, NY, may act as securities depository for the securities, in which case the applicable prospectus supplement will so provide.

PLAN OF DISTRIBUTION
We may sell the securities offered under this prospectus to or through underwriting syndicates represented by managing underwriters, through one or more underwriters without a syndicate for them to offer and sell to the public, agents or dealers or to investors directly in negotiated sales or in competitively bid transactions, or as otherwise described in a prospectus supplement.
Underwriters
The relevant prospectus supplement will identify any agents or underwriters and describe their compensation, including underwriting discount. The prospectus supplement will also describe other terms of the offering, including any discounts or concessions allowed or re-allowed or paid to dealers and any securities exchanges or automated quotation systems on which any offered debt securities may be listed.

The distribution of securities under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at negotiated prices.

Agents and Direct Sales
If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by various institutions to purchase offered securities from us pursuant to contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

The institutional purchaser’s obligations will be subject only to the condition that the purchase of the securities is permitted at the time of delivery. The dealers and our agents will not be responsible for the validity or performance of the contract.
General Information
Underwriters, dealers and agents participating in a sale of securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with the agents, underwriters and dealers to indemnify them against various civil liabilities, including liabilities under the Securities Act, or to contribute to payments that the agents, underwriters or dealers may be required to make as a result of those civil liabilities.

Our Class A Nonvoting Common Stock is quoted on the New York Stock Exchange under the symbol “BRC.” However, unless we indicate differently in a prospectus supplement, we will not list the debt securities on any securities exchange or seek to have them included on the New York Stock Exchange or any other automated quotation system. If we sell a security offered under this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but is not obligated to do so. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered under this prospectus.

Agents and underwriters and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiary companies in the ordinary course of business.

LEGAL MATTERS
The validity of the securities to be sold pursuant to this prospectus will be passed upon for us by Quarles & Brady LLP, Milwaukee, Wisconsin counsel to the Company. Legal matters will be passed upon for the underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K and the effectiveness of Brady Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The aggregate estimated expenses, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities covered by this Registration Statement are currently anticipated to be as follows. All expenses of the offering will be paid by the Company.

SEC registration fee	$(1)
Printing expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Miscellaneous (including any applicable listing fees, rating agency fees, trustee and transfer agent's fees and expenses)	(2)

Total	$(2)
(1)   Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933. Pursuant to Rule 457(p) under the Securities Act of 1933, $30,131 of the registration fee for the securities issued under this registration statement will be offset by the registration fees paid in connection with the unsold securities registered by Brady Corporation under Registration Statement No. 333-128023 filed on September 1, 2005 and declared effective on November 10, 2005, as last carried forward to Registration Statement No. 333-200653, filed and effective on December 1, 2014.

(2)
The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time. An estimate of the various expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.
The Registrant is incorporated under the Wisconsin Business Corporation Law (the “WBCL”). The WBCL includes provisions providing for indemnification by a corporation of a director or officer against certain liabilities and expenses incurred by him or her in any proceeding (whether threatened, pending, or completed, and whether brought by the Registrant or any other person) to which he or she was a party because of being a director or officer. Under Section 180.0851(1) of the WBCL, the Registrant is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of the Registrant. In all other cases, the Registrant is required by Section 180.0851(2) of the WBCL to indemnify a director or officer against liabilities (including, among other things, judgments, penalties, fines and reasonable expenses) incurred in a proceeding to which such person was a party because he or she was an officer or director of the Registrant, unless it is determined that liability was incurred because he or she breached or failed to perform a duty to which he or she owes the Registrant and the breach or failure constitutes any of the following: (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which he or she has a material conflict of interest; (ii) a violation of criminal law, unless he or she had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which he or she derived an improper personal profit; or (iv) willful misconduct. Section 180.0858(1) of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant’s Articles of Incorporation, By-laws, a written agreement or a resolution of the Board of Directors or shareholders.
Section 180.0851(2)(c) of the WBCL specifies that the termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification is not required. Section 180.0853 of the WBCL permits the Registrant to pay or reimburse reasonable expenses as incurred if the director or officer affirms his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation and undertakes to make repayment to the extent it is ultimately determined that indemnification is not required.
Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.
Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.
Under Section 180.0833 of the WBCL, directors of the Registrant against whom claims are asserted with respect to the declaration of an improper dividend or other distribution to shareholders to which they assented are entitled to contribution from other directors who assented to such distribution and from shareholders who knowingly accepted the improper distribution, as provided therein.
The Registrant’s By-Laws contain provisions that generally parallel the indemnification provisions of the WBCL and cover certain procedural matters not dealt with in the WBCL. Directors and officers of the Registrant are also covered by directors’ and officers’ liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers.
Item 16.  Exhibits.
See the Exhibit Index following the Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.
Item 17.  Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(i), (1)(ii), and (1)(iii) of this section do not apply if the Registration Statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:
(i)If the registrant is relying on Rule 430B:

a.Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

b.Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),(vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be a part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities.

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or it securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Reference is made to the indemnification provisions in Item 15 of this Registration Statement: Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)
The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on September 13, 2017.

BRADY CORPORATION (Registrant)
By:	/s/ AARON J. PEARCE
Aaron J. Pearce
Chief Financial Officer and Treasurer
(Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Michael Nauman, Aaron J. Pearce and Louis T. Bolognini, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title
/s/ J. MICHAEL NAUMAN	President and Chief Executive Officer; Director
J. Michael Nauman	(Principal Executive Officer)
/s/ AARON J. PEARCE	Chief Financial Officer and Treasurer
Aaron J. Pearce	(Principal Financial Officer)
/s/ ANN E. THORNTON	Chief Accounting Officer and Corporate Controller
Ann E. Thornton	(Principal Accounting Officer)
/s/ PATRICK W. ALLENDER
Patrick W. Allender	Director
/s/ GARY S. BALKEMA
Gary S. Balkema	Director
/s/ NANCY L. GIOIA
Nancy L. Gioia	Director
/s/ CONRAD G. GOODKIND
Conrad G. Goodkind	Director
/s/ FRANK W. HARRIS
Frank W. Harris	Director
/s/ ELIZABETH P. BRUNO
Elizabeth P. Bruno	Director
/s/ BRADLEY C. RICHARDSON
Bradley C. Richardson	Director
/s/ HAROLD L. SIRKIN
Harold L. Sirkin	Director

* Each of the above signatures is affixed as of September 13, 2017.

Brady Corporation
(the “Registrant”)
(Commission File No. 001-14959)
EXHIBIT INDEX
TO
FORM S-3 REGISTRATION STATEMENT

The following exhibits are filed with or incorporated by reference in this Registration Statement:

Exhibit	Description	Incorporated Herein By Reference To	Filed Herewith

1.1*	Underwriting Agreement
4.1	Restated Articles of Incorporation of the Registration	Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-04155), filed on May 21 1996.
4.2	By-Laws of the Registrant, as amended	Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed July 18, 2014.
4.3	Form of Indenture	Exhibit 4.3 to the Registrant's Registration Statement on Form S-3 filed on October 26, 2011.
4.4	Form of Debt Securities*
5.1	Opinion of Quarles & Brady LLP as to the legality of the securities being registered		X
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges		X
23.1	Consent of Deloitte & Touche LLP		X
23.2	Consent of Quarles & Brady LLP		(Included in Exhibit 5.1)
24.1	Powers of Attorney		(Included in the Signature Pages)
25.1**	Statement of Eligibility of the Trustee on Form T-1

* To be filed by amendment or as an exhibit to a Current Report on Form 8-K.
** To be filed separately under Form 305B2 in connection with the offering of securities.